UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2020

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices)     (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - without par value	SRCE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2020, 1st Source Corporation President, James R. Seitz formally informed the 1st Source Board of Directors of his intent to retire from his position of President of 1st Source Corporation and 1st Source Bank effective July 1, 2020. Christopher J. Murphy III, Chairman of the Board and Chief Executive Officer of 1st Source Corporation and 1st Source Bank will become President of 1st Source Corporation in addition to his existing positions effective July 1, 2020.

On June 5, 2020, the 1st Source Bank Board of Directors elected James R. Seitz to serve as the Vice Chairman of the Board of 1st Source Bank effective July 1, 2020. Additionally, the 1st Source Bank Board of Directors elected Andrea G. Short, Chief Financial Officer, Treasurer and Principal Accounting Officer of 1st Source Corporation and 1st Source Bank to the position of President of 1st Source Bank in addition to her existing positions effective July 1, 2020.

ITEM 9.01 Financial Statements and Exhibits.

The following exhibit shall not be deemed as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d) Exhibit:

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: June 05, 2020	/s/ JOHN B. GRIFFITH
John B. Griffith
Secretary and General Counsel